UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2024

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VROOM, INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-39315	90-1112566
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
3600 W Sam Houston Pkwy S, Floor 4 Houston, Texas 77042
(Address of principal executive offices) (Zip Code)

(518) 535-9125
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐ Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	VRM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Change in Registrant's Certifying Accountant.

The Audit Committee (the “Committee”) of the Board of Directors of Vroom, Inc. (the “Company”) conducted a selection process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The Committee solicited proposals from both PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023, and RSM US LLP, the current independent auditor for the Company's subsidiary, United Auto Credit Corporation.

As a result of this process, following the review and evaluation of proposals from the participating firms, on April 26, 2024, the Committee approved the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to the completion of their routine client acceptance procedures. On the same date, the Committee dismissed PwC as the Company’s independent registered public accounting firm immediately after the filing of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2024 with the Securities and Exchange Commission (the “SEC”). The Company has authorized PwC to respond fully to the inquiries of the successor auditors.

The audit reports of PwC on the Company’s financial statements as of and for the years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except in the year ended December 31, 2023, the report included an emphasis of matter paragraph regarding the Company’s 2024 value maximization plan, pursuant to which the Company discontinued its ecommerce operations and is winding down its used vehicle dealership business.

During the fiscal years ended December 31, 2023 and December 31, 2022, and the subsequent interim period through April 26, 2024, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in their reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC with a copy of the foregoing disclosures and requested that PwC furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above disclosures. A copy of the letter furnished pursuant to that request is attached as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2023 and December 31, 2022, and during the subsequent interim period through April 26, 2024, neither the Company nor anyone on its behalf has consulted with RSM US LLP regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that RSM US LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated April 29, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2024	VROOM, INC.
	By:	/s/ Robert R. Krakowiak
Name: Robert R. Krakowiak
Title: Chief Financial Officer